EXHIBIT 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: March 12, 2010

By:	/s/ Jianzhong Zuo
Name:	Jianzhong Zuo

CHINA LIANDI ENERGY RESOURCES ENGINEERING TECHNOLOGY LTD.

By:	/s/ Jianzhong Zuo
Name:	Jianzhong Zuo
Title:	Director

HUA SHEN TRADING (INTERNATIONAL) LTD.

By:	/s/ Jianzhong Zuo
Name:	Jianzhong Zuo
Title:	Director